Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-105004, 333-85656, 333-100660, 333-60785, 333-36430, 333-120877, 333-130666, 333-125087 and 333-123736) of Lyondell Chemical Company of the following reports, which appear in this Annual Report on Form 10-K:

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Our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Lyondell Chemical Company.

•	Our report dated February 24, 2006, relating to the financial statements of Houston Refining LP (formerly, LYONDELL-CITGO Refining LP).

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Our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Equistar Chemicals, LP.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Houston, Texas

February 28, 2007